FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations                        Public Relations
408/579-3030                            408/579-3483
investor_relations@extremenetworks.com            gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FISCAL Q3 RESULTS
Strategic Transformation Remains on Track

SANTA CLARA, Calif.; April 28, 2011 - Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2011 fiscal third quarter ended March 27, 2011. For the quarter, total net revenue was $75.7 million, as compared to $78.2 million in the third quarter of fiscal 2010. Previously updated guidance to investors was for net revenue of $75.5-76.5 million.

“We've made good progress as we continue to reposition the company to address high-growth verticals within the broader Enterprise, Service Provider, and Data Center markets,” said Oscar Rodriguez, President & CEO of Extreme Networks. “We have focused our product portfolio and investments to target those key market verticals to accelerate future growth and investor returns. Our strategy is on track and already showing results in the targeted vertical markets.”

In the third quarter the Company reported a non-GAAP net loss of $4.6 million or a loss of $0.05 per diluted share. That compares to a non-GAAP net income of $5.4 million or $0.06 per diluted share in the third quarter of last year, and to non-GAAP net income of $5.1 million or $0.06 per diluted share in the 2011 fiscal second quarter. Non-GAAP financial results exclude the impact of stock-based compensation, restructuring charges and litigation settlements. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

Net loss on a GAAP basis for the quarter was $6.8 million or $0.07 per diluted share, including the impact of a $5.4 million charge to discontinue a product. That compares to GAAP net income of $3.7 million or $0.04 per diluted share a year ago, and GAAP net income of $8.9 million or $0.10 per diluted share in the fiscal 2011 second quarter.

For the quarter, total net revenue in North America was $26.1 million, revenue in EMEA was $32.7 million, and revenue in APAC was $16.9 million. That compares to revenue in North America of $32.6 million, revenue in EMEA of $31.1 million, and revenue in APAC of $14.6 million a year-ago.

Total cash and investments increased $5.0 million from the fiscal 2011 second quarter to $146.7 million and the Company has no long-term debt.

2011 Fiscal Fourth Quarter non-GAAP Financial Guidance
For its 2011 fiscal fourth quarter ending July 3, 2011, the Company currently expects net revenue to be in a range of $80-$85 million and non-GAAP net income of $0.03 to $0.05 per diluted share.

Conference Call and Slide Presentation
Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). A 7-day replay will be available following the call by dialing 1-800-642-1687 (international callers dial 1-706-645-9291). The conference call passcode is 58473013. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted in the Investor Relations section of the company's website www.extremenetworks.com.

Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss), non-GAAP operating income/(loss) and non-GAAP earnings/(loss) per diluted share. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges, share-based compensation and litigation settlements. We believe that excluding these items provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated

Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges, share-based compensation expense and litigation settlements for these periods. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.
Extreme Networks delivers networks for the mobile world. The company's open network solutions enable a quality user experience, providing a platform for improved business agility. From the converged mobile edge of enterprises to virtualized clouds, and from data centers to global carrier networks that backhaul mobile traffic, Extreme Networks' extensible services architecture helps set a foundation for mobility, user awareness and faster performance to empower people and machines to connect and move seamlessly. Extreme Networks is headquartered in Santa Clara, California, with offices in more than 50 countries worldwide. For more information, visit: www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements, including our guidance regarding future results, that involve risks and uncertainties, including statements regarding the Company's expectations regarding financial performance and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company's products and services; a highly competitive business environment for network switching equipment; the Company's effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company's products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 27, 2011	June 27, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,379	$51,944
Short-term investments	44,865	64,854
Accounts receivable, net of allowances of $1,455 at March 27, 2011 and $1,780 at June 27, 2010, respectively	34,948	42,057
Inventories, net	18,821	21,842
Deferred income taxes	345	392
Prepaid expenses and other current assets, net	8,689	3,932
Total current assets	158,047	185,021
Property and equipment, net of accumulated depreciation of $73,681 at March 27, 2011 and $89,544 at June 27, 2010, respectively	42,364	43,572
Marketable securities	51,484	18,561
Other assets, net	15,860	15,731
Total assets	$267,755	$262,885
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,945	$18,543
Accrued compensation and benefits	14,984	16,305
Restructuring liabilities	1,319	3,097
Accrued warranty	2,508	3,169
Deferred revenue, net	31,803	29,552
Deferred revenue, net of cost of sales to distributors	15,506	18,345
Other accrued liabilities	19,089	13,381
Total current liabilities	99,154	102,392
Restructuring liabilities, less current portion	—	273
Deferred revenue, less current portion	6,791	7,633
Deferred income taxes	112	731
Other long-term liabilities	529	2,661
Commitments and contingencies (Note 3)
Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 131,442,871 issued at March 27, 2011 and 129,827,715 at June 27, 2010	131	130
Treasury stock, 39,625,305 at March 27, 2011 and June 27, 2010	(149,666)	(149,666)
Additional paid-in-capital	961,698	956,792
Accumulated other comprehensive income	3,367	1,100
Accumulated deficit	(654,361)	(659,161)
Total stockholders’ equity	161,169	149,195
Total liabilities and stockholders’ equity	$267,755	$262,885

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2011	March 28, 2010	March 27, 2011	March 28, 2010
Net revenues:
Product	$61,065	$63,197	$200,611	$178,425
Service	14,634	15,000	44,056	45,478
Total net revenues	75,699	78,197	244,667	223,903
Cost of revenues:
Product	33,062	26,689	94,786	77,606
Service	6,074	6,154	18,501	18,421
Total cost of revenues	39,136	32,843	113,287	96,027
Gross profit:
Product	28,003	36,508	105,825	100,819
Service	8,560	8,846	25,555	27,057
Total gross profit	36,563	45,354	131,380	127,876
Operating expenses:
Sales and marketing	24,830	24,534	74,823	70,815
Research and development	11,237	11,290	36,126	37,345
General and administrative	6,066	6,128	18,614	19,893
Restructuring charge, net of reversal	1,043	371	1,043	4,004
Litigation settlement	(49)	—	(4,249)	—
Total operating expenses	43,127	42,323	126,357	132,057
Operating (loss) income	(6,564)	3,031	5,023	(4,181)
Interest income	298	408	959	1,118
Interest expense	(36)	(29)	(95)	(98)
Other (expense) income	(161)	51	(320)	(66)
(Loss) income before income taxes	(6,463)	3,461	5,567	(3,227)
Provision (benefit) for income taxes	378	(215)	767	(42)
Net (loss) income	$(6,841)	$3,676	$4,800	$(3,185)
Basic and diluted net (loss) income per share:
Net (loss) income per share - basic	$(0.07)	$0.04	$0.05	$(0.04)
Net (loss) income per share - diluted	$(0.07)	$0.04	$0.05	$(0.04)
Shares used in per share calculation - basic	91,578	89,577	91,103	89,277
Shares used in per share calculation - diluted	91,578	90,533	92,526	89,277

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	March 27, 2011	March 28, 2010
Cash flows from operating activities:
Net income (loss)	$4,800	$(3,185)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Decrease in accrued investment income	(2,280)	(612)
Depreciation and amortization	4,972	4,304
Change in value / loss on value of UBS option to put securities	2,429	516
Auction rate securities mark to market, trading gain	(2,429)	(516)
Provision for doubtful accounts	30	—
Excess and obsolete inventory	3,354	1,373
Deferred income taxes	(572)	48
Loss on retirement of assets	421	78
Stock-based compensation	3,780	4,571
Restructuring charge, net of reversal	—	152
Changes in operating assets and liabilities, net
Accounts receivable	7,079	1,017
Inventories	(340)	(12,626)
Prepaid expenses and other assets	(4,888)	(303)
Accounts payable	(4,598)	6,082
Accrued compensation and benefits	(1,320)	(554)
Restructuring liabilities	(2,053)	(2,825)
Accrued warranty	(662)	157
Deferred revenue, net	1,409	136
Deferred revenue, net of cost of sales to distributors	(2,839)	4,644
Other accrued liabilities	7,277	21
Other long-term liabilities	(2,131)	(158)
Net cash provided by operating activities	11,439	2,320
Cash flows used in investing activities:
Capital expenditures	(4,185)	(3,610)
Purchases of investments	(90,223)	(41,103)
Proceeds from maturities of investments and marketable securities	22,100	22,551
Proceeds from sales of investments and marketable securities	57,490	12,762
Net cash used in investing activities	(14,818)	(9,400)
Cash flows provided by financing activities:
Proceeds from issuance of common stock	1,135	1,123
Net cash provided by financing activities	1,135	1,123

Foreign currency effect on cash	679	(51)

Net decrease in cash and cash equivalents	(1,565)	(6,008)
Cash and cash equivalents at beginning of period	51,944	49,233
Cash and cash equivalents at end of period	$50,379	$43,225

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2011	March 28, 2010	March 27, 2011	March 28, 2010
NET INCOME (LOSS)
Net income (loss)- GAAP Basis	$(6,841)	$3,676	$4,800	$(3,185)

Non-GAAP adjustments
Stock-based compensation expense	$1,296	$1,408	$3,781	$4,575
Litigation settlement	$(49)	$—	$(4,249)	$—
Restructuring charge, net of reversal	$1,043	$371	$1,043	$4,004
Total Non-GAAP adjustments	$2,290	$1,779	$575	$8,579
Net income (loss) - Non-GAAP Basis	$(4,551)	$5,455	$5,375	$5,394

NON-GAAP ADJUSTMENTS
Cost of product revenue	$85	$124	$318	$347
Cost of service revenue	75	140	224	361
Sales and marketing	446	413	1,407	1,392
Research and development	248	338	740	1,324
General and administrative	442	393	1,092	1,151
Litigation settlement	(49)	—	(4,249)	—
Restructuring charge, net of reversal	1,043	371	1,043	4,004
Total non-GAAP adjustments	$2,290	$1,779	$575	$8,579